EXHIBIT 4.4

Lease Plus Services Inc.                                      Lease Agreement

LESSEE NAME
Worldwide Promotional Products 2004 Corporation

CO-LESSEE                                            VENDOR
                                                     PJ Business Services Ltd.

BILLING ADDRESS
3404 - 25 Street NE

CITY              PROVINCE          POSTAL CODE
Calgary           AB                T1Y 6C1

TELEPHONE NUMBER      CONTACT NAME
403-313-4004          Bruce Hannan

TERM IN MONTHS       # OF PAYMENTS  FREQUENCY   PAYMENT AMOUNT  SECURITY DEPOSIT
         33                33         MONTHLY       $578.37             0
                                                plus applicable taxes

EQUIPMENT DESCRIPTION

1 - BusinessVision 32 SQL 10 user
1 - Custom Pack
1 - Custom Programming
2 - Windows 2000 Server with 20 CALS
1 - 5 Windows 2000 Terminal Service CALS

















                                Worldwide Promotional Products 2004 Corporation Lessee Name
                                                    /s/
                                                    --------------------------
Accepted by Bodkin Capital Corporation (Lessor)      Authorized Signature
2150 Dunwin Drive, Unit 1, Mississauga,
 Ontario L5L 1C7 tel: 905-820-4550
                                                     Co-Lessee Name
Authorized Signature and Title      Date
                                                     /s/
                                                     -------------------------
                                                     Authorized Signature